Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Diageo plc

Diageo Investment Corporation

Diageo Capital plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, nominal value 28 101/108 pence each(3)(4)	Rule 456(b) and Rule 457(r)

	Equity	Preference Shares(3)	Rule 456(b) and Rule 457(r)

	Debt	(Guaranteed) Debt Securities(2)	Rule 456(b) and Rule 457(r)

	Other	Warrants(3)	Rule 456(b) and Rule 457(r)

	Other	Purchase Contracts(3)	Rule 456(b) and Rule 457(r)

	Other	Units(3)	Rule 456(b) and Rule 457(r)

	Other	Guarantees of the Debt Securities(3)	Rule 456(b) and Rule 457(r)		(5)			$0(5)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary Shares, nominal value 28 101/108 pence each(3)(4)	415(a)(6)	(1)(6)		(7)			F-3	333-242234	August 25, 2020	(1)(6)

	Equity	Preference Shares(3)	415(a)(6)	(1)(6)		(7)			F-3	333-242234	August 25, 2020	(1)(6)

	Debt	(Guaranteed) Debt Securities(2)	415(a)(6)	(1)(6)		(7)			F-3	333-242234	August 25, 2020	(1)(6)

	Other	Warrants(3)	415(a)(6)	(1)(6)		(7)			F-3	333-242234	August 25, 2020	(1)(6)

	Other	Purchase Contracts(3)	415(a)(6)	(1)(6)		(7)			F-3	333-242234	August 25, 2020	(1)(6)

	Other	Units(3)	415(a)(6)	(1)(6)		(7)			F-3	333-242234	August 25, 2020	(1)(6)

	Other	Guarantees of the Debt Securities(3)	415(a)(6)	(1)(6)		(7)			F-3	333-242234	August 25, 2020	(1)(6)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$13,000,000,000 (1)(6)		$13,000,000,000 (7)			F-3	333-242234	August 25, 2020	$1,687,400 (7)

	Total Offering Amounts					Indeterminate		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$1,687,400

	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims(6)	Diageo plc Diageo Investment Corporation Diageo Capital plc	Form F-3	333-242234	August 7, 2020		$1,687,400	Unallocated (Universal) Shelf	N/A	N/A	$13,000,000,000

Fee Offset Sources(6)	Diageo plc Diageo Investment Corporation Diageo Capital plc	Form F-3	333-224340		August 7, 2020						$1,947,000

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), each Registrant is deferring payment of all of the registration fee, except for $1,687,400 that has already been paid with respect to $13,000,000,000 aggregate principal amount of securities that were previously registered pursuant to a registration statement on Form F-3 (File No. 333-242234), were not sold thereunder and which the Registrants are carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act.

(2)	Debt securities to be issued by Diageo plc. Guaranteed debt securities to be issued by Diageo Investment Corporation and Diageo Capital plc., as 100% owned finance company subsidiaries of Diageo plc.
(3)	To be issued by Diageo plc.
(4)

The Ordinary Shares may be represented by American Depositary Shares, each of which represents four Ordinary Shares. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of Ordinary Shares have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-186400).

(5)	Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.
(6)

The Registrants previously filed a registration statement on Form F-3 (File No. 333-224340) filed on April 19, 2018 and automatically declared effective, as amended by Post-Effective Amendment No. 1 filed on August 7, 2020 (the “2018 Registration Statement’’), for which the Registrants paid an aggregate registration fee of $1,947,000 to register $15,000,000,000 maximum aggregate offering price of unallocated securities. Each Registrant subsequently filed a registration statement on Form F-3 (File No. 333-242234), initially filed on August 7, 2020, amendmed by Pre-Effective Amendment No. 1 filed on August 20, 2020 and declared effective on August 25, 2020 (the “2020 Registration Statement”), which included, pursuant to Rule 415(a)(6) under the Securities Act, $15,000,000,000 in maximum aggregate offering price of unsold securities that were previously registered on the 2018 Registration Statement. The 2020 Registration Statement was not fully used, resulting in an unsold aggregate offering amount of $13,000,000,000 of unallocated securities (the “Unsold Securities”). This unused amount results in an available fee offset of $1,687,400. The Registrants expect to offset a portion of any registration fee due hereunder by the available fee offset of $1,687,400 with respect to the Unsold Securities pursuant to Rule 457(p) under the Securities Act and to carry forward to this Registration Statement the remaining portion of the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act. Each Registrant has either withdrawn each prior registration statement or has terminated or completed any offering that included the Unsold Securities.

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.